EXHIBIT 32.2

Certification Pursuant to 18 U.S.C. 1350
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

               In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2004 (the “Report”) of Oglethorpe Power Corporation (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Elizabeth B. Higgins, the Senior Vice President, Finance and Planning of the Registrant certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Elizabeth B. Higgins

Elizabeth B. Higgins Senior Vice President Finance and Planning

May 12, 2004

Date